SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     December 23, 1997 (November 21, 1997)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                      0-26102                    04-3196245
(State or other                  (Commission                (IRS Employer
  jurisdiction of                File Number)             Identification No.)
  incorporation)




                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5.  Other Events

1. On December 12, 1997, American Tower Systems Corporation ("ATS"), a wholly-owned subsidiary of American Radio Systems Corporation ("ARS"), entered into an Agreement and Plan of Merger (the "ATC Merger Agreement") by and between ATS and American Tower Corporation ("ATC"), an unaffiliated Delaware corporation, pursuant to which ATC will merge with and into ATS, and ATS will be the surviving corporation (the "ATC Merger"). Pursuant to the ATC Merger, ATS will issue an aggregate of approximately 31.72 million shares of Class A Common Stock, $.01 par value per share, of ATS (the "ATS Class A Common Stock") (including shares issuable upon exercise of ATC options). Such number of shares will represent approximately 35% of the number of shares of common stock, of ATS (the "ATS Common Stock") which would be outstanding on a pro forma basis, assuming the consummation of the CBS Merger (as defined below), including the Tower Separation (as defined below), the Gearon Merger (as defined below), a proposed private placement of approximately $80.0 million of ATS Common Stock, the exercise of all options to acquire ATS Common Stock proposed to be outstanding and the conversion of all shares of ARS 7% Convertible Exchangeable Preferred Stock. Consummation of the ATC Merger is also conditioned on, among other things, the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and consummation of the Tower Separation. The ATC Merger also provides for a termination fee of $15.0 million (together with the reimbursement of reasonable out-of pocket expenses up to an aggregate of $1.0 million) payable to either party under certain circumstances. Such fee is payable to ATC in the event that the ATC Merger is terminated because of failure of the CBS Merger or the Tower Separation to occur on or prior to May 31, 1998. The ATC Merger is expected to be consummated in the second quarter of 1998, and ATS will be renamed American Tower Corporation upon consummation.

         For more information, see the ATC Merger Agreement, which is attached herewith as Exhibit 2.1, and the ARS press release, dated December 15, 1997, which is attached herewith as Exhibit 99.1.

2. On November 21, 1997, ATS and its wholly-owned subsidiary, American Tower Systems (Delaware), Inc. ("ATSI"), entered into an Agreement and Plan of Merger (the "Gearon Merger Agreement") by and among ATS, ATSI, Gearon & Co., Inc. ("Gearon"), a Georgia corporation, and J. Michael Gearon, Jr., the principal stockholder of Gearon, pursuant to which Gearon will merge with and into ATSI (the "Gearon Merger"). Pursuant to the Gearon Merger Agreement, ATS will issue an aggregate of approximately 5.333 million shares of ATS Class A Common Stock and approximately $32.0 million in cash for an aggregate agreed upon consideration of approximately $80.0 million. Consummation of the transaction is also conditioned on, among other things, the expiration or earlier termination of the HSR Act waiting period and is expected to occur in January 1998.

         For more information, see the Gearon Merger Agreement, which is attached herewith as Exhibit 2.2, and the ARS press release, dated December 3, 1997, which is attached herewith as Exhibit 99.2.

3. On September 19, 1997, ARS, CBS Corporation (formerly Westinghouse Electric Corporation ("CBS")) and R Acquisition Corp. ("CBS Sub") entered into an Agreement and Plan of Merger (the "Original Merger Agreement") pursuant to which CBS Sub would be merged with and into ARS and ARS will become a subsidiary of CBS (the "CBS Merger"). As a condition of the Original Merger Agreement, prior to the effective time of the CBS Merger (the "Effective Time"), ATS, which owns and operates ARS's communications sites business, would be separated from ARS and distributed (the "Tower Separation") to the holders of Class A Common Stock, $.01 par value per share, Class B Common Stock, $.01 par value per share, and Class C Common Stock, $.01 par value per share, of ARS (collectively, the "ARS Common Stock"). At the Effective Time, the holders of ARS Common Stock would, pursuant to the terms of the Original Merger Agreement, be entitled to receive $44.0 in cash per share of ARS Common Stock for, in effect, their interest in ARS's radio business.

         On December 18, 1997, ARS, CBS and CBS Sub entered into an Amended and Restated Agreement and Plan of Merger (the "Amended Agreement") to provide that the Tower Separation may be effectuated (i) through the CBS Merger or (ii) at ARS' election, if the CBS Merger has not been consummated by May 31, 1998, through the merger (the "Tower Merger") of ATS Merger Corporation, a newly formed wholly-owned subsidiary of ARS ("ATS Merger"), with and into ARS, pursuant to the Agreement and Plan of Merger by and between ARS and ATS Merger, dated as of December 18, 1997, which is attached as Exhibit D to the Amended Agreement. If the Tower Separation is effectuated through the CBS Merger, at the Effective Time, each holder of ARS Common Stock shall be entitled to receive per share (i) $44.0 in cash and (ii) one share of ATS Common Stock of the same class as the class of ARS Common Stock surrendered. If the Tower Separation is effectuated through the Tower Merger, ARS will redeem, at the effective time of the Tower Merger (the "Tower Merger Effective Time"), a portion of ARS Common Stock in exchange for all of the shares of ATS Common Stock which would otherwise have been distributed to the holders of ARS Common Stock as part of the CBS Merger. In such event, the amount of cash to be received per share of ARS Common Stock pursuant to the CBS Merger would be proportionately increased so that each holder of ARS Common Stock will receive pursuant to the CBS Merger the same amount of cash he or she would have received if the Tower Merger had not been consummated (assuming no disposition by such holder of shares of ARS Common Stock between the Tower Merger Effective Time and the Effective Time). The provisions with respect to the effectuation of the Tower Separation through the CBS Merger or the Tower Merger were added for two reasons: (i) to facilitate consummation of the ATC Merger (in the event the CBS Merger has not been consummated by May 31, 1998, which is the termination date of the ATC Merger Agreement) and (ii) to increase the likelihood that such separation would be treated as capital gains for tax purposes. For more information, see Exhibit 2.3 hereto.

         As a result of the request of one of the holders of ARS Common Stock, which was aware of the tax benefit to holders of ARS Common Stock of the provisions in the Amended Agreement, holders of shares of ARS Common Stock representing a majority of the voting power of the shares of the ARS Common Stock entitled to vote with respect to such matters executed and delivered on December 19, 1997 written consents approving and adopting the Amended Agreement and the Tower Merger Agreement and approving the CBS Merger and the Tower Merger, each on the respective terms set forth therein and in accordance with

Delaware General Corporation Law (the "DGCL"). Accordingly, no further stockholder approval is required and, therefore, ARS will not hold a stockholder's meeting and will not seek stockholder proxies with respect to the Amended Agreement or the Tower Merger Agreement.

         On December 19, 1997, ARS, CBS and CBS Sub executed an amendment (the "First Amendment") to the Amended Agreement reflecting approval and adoption by the holders of ARS Common Stock of the Amended Agreement and approval of the CBS Merger, changing all references to the term "Proxy Statement" to "Information Statement" and to the term "Tower Proxy Statement" to "Tower Information Statement", deleting the requirements of meetings of ARS common stockholders to approve and adopt the Amended Agreement and the Tower Merger Agreement and approve the transactions contemplated by each of them, and acknowledging that the Amended Agreement amended and restated the Original Merger Agreement. The amendment also contained a representation and warranty of ARS to the effect that the stockholder consents constituted the required vote under the DGCL.
For more information, see Exhibit 2.4.

         The foregoing descriptions of the ATC Merger Agreement, the Gearon Merger Agreement, the Amended Agreement, the First Amendment, and the Tower Merger Agreement do not purport to be complete and are qualified in their entirety by the copies of the foregoing agreements which are attached hereto as Exhibits.

Item 7.  Financial Statements and Exhibits

         (c).  Exhibits


           Exhibit  2.1 -  Agreement  and  Plan of  Merger,  dated  as of
                           December 12, 1997, by and between American Tower Systems Corporation, a Delaware corporation, and American Tower Corporation, a Delaware corporation. (Schedules and Exhibits omitted).

           Exhibit  2.2 -  Agreement  and  Plan of  Merger,  dated  as of
                           November 21, 1997, by and among American Tower Systems Corporation, a Delaware corporation, American Tower Systems (Delaware), Inc., a Delaware corporation, Gearon & Co., Inc., a Georgia corporation, and J. Michael Gearon, Jr. (Schedules and Exhibits omitted).

           Exhibit  2.3 -  Amended  and  Restated  Agreement  and Plan of
                           Merger, dated as of December 18, 1997, by and among American Radio Systems Corporation, a Delaware Corporation, CBS Corporation (formerly, Westinghouse Electric Corporation), a Pennsylvania corporation, and R Acquisition Corp., a Delaware corporation (Schedule and Exhibits omitted, except for Exhibit
                           D).

            Exhibit  2.4 - First  Amendment,  dated  December 19, 1997, to
                           Amended and Restated Agreement, dated December 18, 1997 by and among American Radio Systems Corporation, a Delaware Corporation, CBS

                           Corporation (formerly, Westinghouse Electric Corporation), a Pennsylvania corporation, and R Acquisition Corp., a Delaware corporation. (Schedules and Exhibits omitted).


           Exhibit 99.1 -  Press Release, dated as of December 15, 1997.

           Exhibit 99.2 -  Press Release, dated as of December 3, 1997.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            AMERICAN RADIO SYSTEMS
                            CORPORATION
                            (Registrant)


Date: December 23, 1997     By: /s/ Justin D. Benincasa
                                Name: Justin D. Benincasa
                                Title: Vice President and Corporate Controller